Exhibit 23.2

PricewaterhouseCoopers



April 26, 1998


Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-70821) of WaveRider Communications Inc. of our report dated February 5, 1999 appearing on page 18 of WaveRider Communications Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.

We also consent the to references to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Chartered Accountants













PricewaterhouseCoopers LLP is a Canadian member firm of PricewaterhouseCoopers International Limited, an English company limitied by guarantee.